Exhibit 5.2

[Morris James LLP Letterhead]

February 10, 2021

Harley-Davidson Customer Funding Corp.
222 West Adams Street, Suite 2000
Chicago, Illinois 60606

Ladies and Gentlemen:

We have acted as counsel to Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Company”), as depositor of the trusts (each, a “Trust”) to be created to issue asset-backed notes (the “Securities”) in connection with the preparation of a Registration Statement on Form SF-3, as amended (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1993, as amended (the “Securities Act”). The Securities will be issued under and pursuant to the terms of one or more Indentures. Capitalized terms used but not defined herein have the meanings given to them in the Registration Statement. This opinion is furnished pursuant to your request.

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined the following documents:

(a)                                 the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; and

(b)                                forms of the Indenture, the Amended and Restated Trust Agreement, the Transfer and Sale Agreement, the Administration Agreement, the Asset Representations Review Agreement and the Sale and Servicing Agreement filed as exhibits to the Registration Statement.

We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein as we have deemed necessary or appropriate for the purposes of this opinion.  Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents referred to in this paragraph.

Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion, upon the issuance of the Securities in accordance with the terms of the Amended and Restated Trust Agreement, such

Harley-Davidson Customer Funding Corp.

Securities will be the legal, valid and binding obligations of the issuing Trust and its Trustee under the laws of the State of Delaware.

The foregoing opinion is subject to the following assumptions, exceptions and qualifications:

A.                                         The Registration Statement, as finally amended, has become effective under the Securities Act;

B.                                          The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the Trust that will issue such Securities, and the Trust shall have taken action to establish the terms of such Securities and to authorize the issuance and sale of such Securities;

C.                                          The Indenture relating to such Securities has been duly executed and delivered by the parties thereto in substantially the form filed as an exhibit to the Registration Statement;

D.                                         With respect to each Trust that will issue such Securities, the Certificate of Trust for such Trust has been duly executed and filed by the Owner Trustee with the Secretary of State of the State of Delaware;

E.                                           The Indenture relating to such Securities has been qualified under the Trust Indenture Act of 1939, as amended;

F.                                            Such Securities have been duly executed, delivered and authenticated in accordance with the Indenture relating to them;

G.                                         Such Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus with respect to such issuance and sale, and the acts, proceedings and documents referred to above;

H.                                         We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction.  The foregoing opinions are limited to the laws of the State of Delaware;

I.                                                 We have assumed that all signatures (other than those of the Company) on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified; and

J.                                               We have not participated in the preparation of any offering materials with respect to the Certificates and assume no responsibility for their contents.

Harley-Davidson Customer Funding Corp.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the use of our name under the captions “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morris James LLP

LCL/pab